Exhibit 99.1

ACTIVE Network Reports Third Quarter 2012 Financial Results

•	Third Quarter Revenue Increases 22% to $109.2 Million

•	Year-to-Date Revenue Up 24% to $325.2 Million

•	Third Quarter Adjusted EBITDA $15.4 Million

SAN DIEGO, CALIF. – November 1, 2012 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based Activity and Participant Management™ (APM) solutions, today announced its financial results for the third quarter ended September 30, 2012.

Q3 2012 Financial Highlights:

(All comparisons are made to the third quarter of 2011)

•	Total net revenue up 22% to $109.2 million.

•	Technology revenue increased 26% and constituted 88%, or $96.2 million, of total net revenue.

•	Net registration revenue increased 19% to $72.7 million with the number of registrations up 7% and the revenue per registration up 11%.

•	Marketing services revenue constituted 12%, or $13.0 million, of total net revenue.

•	Net loss was $6.0 million compared to a net loss of $1.4 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $15.4 million. Excluding the impact of business combination accounting rules related to deferred revenue, Adjusted EBITDA was $18.0 million, up 40%.

“We delivered strong third quarter results and continued to make progress expanding our customer base, driving innovation in our horizontal ActiveWorks® platform and penetrating new markets,” said Matt Landa, CEO of ACTIVE Network. “We added a number of new high profile customers, including NYSE Euronext, the Philadelphia Zoo, and The PGA of America. Additionally, we expanded our presence in the Outdoors market with the addition of Saskatchewan and Puerto Rico, who have agreed to implement our ActiveWorks® platform to automate their respective hunting and fishing permitting operations.”

ACTIVE Network Executive Chairman, Dave Alberga, stated, “Looking ahead, we believe the organizational changes we recently implemented will help leverage the exceptional talent we have at ACTIVE, expand our capabilities and drive long-term growth. Our team will be laser focused on product innovation and sales execution.”

Q3 2012 Key Business Highlights

•	The NYSE EURONEXT selected ACTIVE to manage its corporate events with its leading event management solution.

•

ACTIVE entered into a partnership with The PGA of America to create a new online registration system for the PGA’s nationwide “Get Golf Ready” campaign, which will allow PGA Professionals to promote their golf camps, tournaments and clinics via PGA.com and ACTIVE.com.

•	The Company announced that the Philadelphia Zoo has chosen its resorts and attractions technology solution to power its Zoo operations—from ticketing and point of sale to food and beverage sales.

Financial Outlook

Fourth Quarter 2012—For the fourth quarter of 2012, ACTIVE Network expects total revenue to be in the range of $93 million to $97 million. Registrations are expected to grow approximately 5% to 10% and revenue per registration is expected to grow approximately 8% to 10% compared to the same period in the prior year. The Company expects Adjusted EBITDA in the range of $5 million to $7 million. Excluding the impact of business combination accounting rules, Adjusted EBITDA is expected to be in the range of $6.6 million to $8.6 million. The Company expects a net loss of $18 million to $13 million.

Full Year 2012—For full year 2012, ACTIVE Network expects total revenue to be in the range of $418 million to $422 million. Registrations are expected to grow approximately 11% to 13% and revenue per registration is expected to grow approximately 6% to 8% compared to last year. The Company expects Adjusted EBITDA in the range of $37.5 million to $39.5 million. Excluding the impact of business combination accounting rules, Adjusted EBITDA is expected to be in the range of $50 million to $52 million. The Company expects a net loss of $47 million to $42 million.

Full Year 2013—ACTIVE Network also introduced initial financial guidance for full year 2013. Total revenue is expected to be in the range of $470 million to $480 million and Adjusted EBITDA is expected to be in the range of $50 million to $54 million. The Company expects a net loss of $38 million to $31 million.

“We delivered strong third quarter revenue growth of 22%, gross margins expanded 110 basis points to 56.6% and Adjusted EBITDA came in at $15.4 million,” said Scott Mendel, CFO of ACTIVE Network. “Based on our year-to-date financial results and assumptions for the balance of the year, we believe it is appropriate to provide our 2013 forecast for revenue and Adjusted EBITDA at this time. Our outlook assumes overall growth rates of 12% to 14%, which is comparable to our expectations for 2012.”

Conference Call Information

ACTIVE Network will host a conference call to discuss third quarter 2012 results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number is (866) 788-0546 for domestic participants and (857) 350-1684 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the ACTIVE Network corporate website at: http://investors.ACTIVEnetwork.com.

A replay of the call will be available starting at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time) on November 1, 2012 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on November 8, 2012. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 outside of the United States and use the passcode 83008684. The replay will also be available via webcast at: http:/investors.activenetwork.com/.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in Activity and Participant Management™ (APM), our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net Revenue:
Technology revenue	$96,170	$76,341	$288,445	$225,002
Marketing services revenue	13,049	13,287	36,776	36,343

Total net revenue	109,219	89,628	325,221	261,345
Cost of net revenue:
Cost of technology revenue	45,571	38,291	142,038	109,986
Cost of marketing services revenue	1,826	1,599	5,257	4,241

Total cost of net revenue	47,397	39,890	147,295	114,227

Gross profit	61,822	49,738	177,926	147,118
Operating expenses:
Sales and marketing	24,154	17,116	73,462	52,970
Research and development	20,624	17,628	62,954	50,181
General and administrative	15,862	11,737	49,309	34,633
Amortization of intangibles	5,492	3,669	16,780	11,090

Total operating expenses	66,132	50,150	202,505	148,874

Loss from operations	(4,310)	(412)	(24,579)	(1,756)
Interest income	23	32	73	91
Interest expense	(239)	(109)	(480)	(2,799)
Other income (expense), net	486	(33)	1,363	109

Loss before provision for income taxes	(4,040)	(522)	(23,623)	(4,355)
Provision for income taxes	1,982	910	5,062	2,490

Net loss	(6,022)	(1,432)	(28,685)	(6,845)
Accretion of redeemable convertible preferred stock	—	—	—	(11,810)

Net loss attributable to common stockholders	$(6,022)	$(1,432)	$(28,685)	$(18,655)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.03)	$(0.49)	$(0.62)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	59,444	53,701	58,259	29,993

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,499	$108,699
Restricted cash	875	1,502
Accounts receivable, net	73,806	66,469
Inventories	3,493	1,662
Prepaid expenses and other current assets	8,653	6,179

Total current assets	165,326	184,511
Property and equipment, net	35,042	33,830
Software development costs, net	50,464	45,093
Goodwill	244,108	243,320
Intangible assets, net	69,648	90,340
Other long-term assets	2,310	2,133

Total assets	$566,898	$599,227

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,063	$8,516
Registration fees payable	72,657	72,405
Accrued expenses	43,766	41,106
Deferred revenue	68,965	54,919
Current portion of long-term debt	—	5,000
Capital lease obligations, current portion	1,723	3,317
Other current liabilities	4,017	42,613

Total current liabilities	199,191	227,876
Capital lease obligations, net of current portion	1,028	1,652
Other long-term liabilities	6,149	6,147
Deferred tax liability	20,047	16,913

Total liabilities	226,415	252,588
Stockholders’ equity:
Common stock	62	58
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	646,954	625,875
Accumulated other comprehensive income	9,369	7,923
Accumulated deficit	(303,943)	(275,258)

Total stockholders’ equity	340,483	346,639

Total liabilities and stockholders’ equity	$566,898	$599,227

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities
Net loss	$(28,685)	$(6,845)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	23,995	17,344
Amortization of intangible assets	21,132	15,310
Stock-based compensation expense	11,992	4,782
Deferred tax liability	3,046	1,824
Other non-cash items	(2,431)	380
Change in operating assets and liabilities, net of effect of acquisitions:
Restricted cash	627	—
Accounts receivable	(6,757)	(27,223)
Inventories	(1,831)	(1,102)
Prepaid expenses and other assets	(2,692)	(396)
Accounts payable and accrued expenses	3,416	2,925
Registration fees payable	252	35,505
Deferred revenue	13,914	18,089
Other liabilities	1,170	3,146

Net cash provided by operating activities	37,148	63,739
Investing activities
Purchases of property and equipment	(12,665)	(8,991)
Capitalized software development	(17,194)	(13,898)
Cash paid for acquisitions, net of cash acquired	(38,037)	(4,082)
Payment of contingent consideration	—	(625)

Net cash used in investing activities	(67,896)	(27,596)
Financing activities
Proceeds from issuance of common stock and repurchase of unvested common stock	9,247	3,059
Payments on capital lease obligations	(3,552)	(2,207)
Proceeds from long-term debt	5,000	—
Repayment of long-term debt	(10,000)	(41,628)
Net proceeds from initial public offering	—	112,566

Net cash provided by financing activities	695	71,790
Effect of exchange rates on cash	(147)	(351)

Net (decrease) increase in cash and cash equivalents	(30,200)	107,582
Cash and cash equivalents at beginning of period	108,699	31,441

Cash and cash equivalents at end of period	$78,499	$139,023

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2012	2011	change	2012	2011	change
Operational Data:
Net registration revenue	$72,703	$60,893	19%	$220,076	$182,067	21%
Registrations	25,207	23,513	7%	71,466	62,969	13%
Net registration revenue per registration	$2.88	$2.59	11%	$3.08	$2.89	7%

	Three Months Ended September 30,		% or bps	Nine Months Ended September 30,		% or bps
	2012	2011	change	2012	2011	change
GAAP and Non-GAAP Gross Profit Margin:
Total net revenue	$109,219	$89,628	22%	$325,221	$261,345	24%
Add: impact of business combination accounting rules	2,593	183		10,861	768

Non-GAAP total net revenue	$111,812	$89,811	24%	$336,082	$262,113	28%

GAAP gross profit	$61,822	$49,738	24%	$177,926	$147,118	21%
Add back: stock-based compensation	222	52		474	107
Add back: depreciation & amortization	8,060	5,897		23,728	16,796
Add: impact of business combination accounting rules	2,593	183		10,861	768

Non-GAAP gross profit	$72,697	$55,870	30%	$212,989	$164,789	29%

Gross profit margin:
GAAP gross profit margin	56.6%	55.5%	110 bps	54.7%	56.3%	(160) bps
Non-GAAP gross profit margin	65.0%	62.2%	280 bps	63.4%	62.9%	50 bps

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011		2012	2011
Stock-Based Compensation Expense:
Cost of net revenue	$222	$52		$474	$107
Sales and marketing	1,007	277		2,709	1,040
Research and development	662	315		1,782	636
General and administrative	2,770	1,326		7,027	2,999

Total stock-based compensation	$4,661	$1,970		$11,992	$4,782

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Non-GAAP Earnings:
Non-GAAP net (loss) income:
GAAP net loss	$(6,022)	$(1,432)	$(28,685)	$(6,845)
Add back: stock-based compensation	4,661	1,970	11,992	4,782
Add back: amortization of intangibles	6,900	5,063	21,132	15,310
Add: impact of business combination accounting rules	2,593	183	10,861	768
Income tax effect	(4,954)	(2,526)	(15,395)	(7,301)

Non-GAAP net (loss) income	$3,178	$3,258	$(95)	$6,714

Non-GAAP shares:
GAAP shares—basic	59,444	53,701	58,259	29,993
Add: preferred stock conversion	—	—	—	18,267

Non-GAAP shares—basic	59,444	53,701	58,259	48,260

GAAP shares—diluted	59,444	53,701	58,259	29,993
Add: preferred stock and other securities conversion	5,264	9,124	6,526	27,433

Non-GAAP shares—diluted	64,708	62,825	64,785	57,426

Non-GAAP net income per share:
Basic	$0.05	$0.06	$0.00	$0.14

Diluted	$0.05	$0.05	$0.00	$0.12

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted EBITDA:
Net loss	$(6,022)	$(1,432)	$(28,685)	$(6,845)
Add back: interest expense, net	216	77	407	2,708
Add back: provision for income taxes	1,982	910	5,062	2,490
Add back: depreciation and amortization	15,033	11,146	45,127	32,654
Add back: stock-based compensation	4,661	1,970	11,992	4,782
Add back: other (income) expense, net	(486)	33	(1,363)	(109)

Adjusted EBITDA	$15,384	$12,704	$32,540	$35,680

Add: impact of business combination accounting rules	2,593	183	10,861	768

Adjusted EBITDA excluding the impact of business combination accounting rules	$17,977	$12,887	$43,401	$36,448

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE—2012 AND 2013 OUTLOOK

(In thousands, except per share data)

	Estimated 4th Quarter 2012		Estimated Full Year 2012
	Low End	High End	Low End	High End
4th Quarter and Full Year 2012 Outlook
Reconciliation of GAAP to Non-GAAP Results:
Net loss	$(18,000)	$(13,000)	$(46,700)	$(41,700)
Interest, taxes and other	2,000	1,000	6,100	5,100
Depreciation and amortization	16,000	15,000	61,100	60,100
Stock-based compensation	5,000	4,000	17,000	16,000

Adjusted EBITDA	$5,000	$7,000	$37,500	$39,500

Add: impact of business combination accounting rules	1,600	1,600	12,500	12,500

Adjusted EBITDA excluding the impact of business combination accounting rules	$6,600	$8,600	$50,000	$52,000

Net Loss Per Share:
Net loss	$(18,000)	$(13,000)	$(46,700)	$(41,700)

Weighted average shares—basic and diluted	60,700	61,000	58,800	59,000
Net loss per share—basic and diluted	$(0.30)	$(0.21)	$(0.79)	$(0.71)

	Estimated Full Year 2013
	Low End	High End
Full Year 2013 Outlook
Reconciliation of GAAP to Non-GAAP Results:
Net loss	$(38,000)	$(31,000)
Interest, taxes and other	6,000	5,000
Depreciation and amortization	60,000	59,000
Stock-based compensation	22,000	21,000

Adjusted EBITDA	$50,000	$54,000

Net Loss Per Share:
Net loss	$(38,000)	$(31,000)

Weighted average shares—basic and diluted	64,000	65,000
Net loss per share—basic and diluted	$(0.59)	$(0.48)

###

© 2012 The Active Network, Inc. All rights reserved. ACTIVE.com and ActiveWorks are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:	Investor Contact:

Mona Klausing, ACTIVE Network	Christine Greany, The Blueshirt Group
Mona.Klausing@ACTIVENetwork.com	christine@blueshirtrgroup.com
1-858-964-3813	1-858-523-1732